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                                                                    EXHIBIT 21.1


Entity Name

Advanced Imaging Partners, Inc.
Advanced Medical Imaging, Inc.
Advanced PET Imaging of Maryland, L.P.
Advanced Radiology, LLC
Radiologix Services, Inc.
Community Imaging Partners, Inc.
Ide Imaging Partners, Inc.
M&S Imaging Investments, Inc.
M&S Imaging Partners I, Inc.
M&S Imaging Partners, L.P.
Mid Rockland Imaging Partners, Inc.
Pacific Imaging Partners, Inc.
Premier Advanced Imaging Network, Ltd.
Questar Cleveland, Inc.
Questar Columbus, Inc.
Questar Duluth, Inc.
Questar Henderson, Inc.
Questar Imaging, Inc.
Questar Kansas, Inc.
Questar Lincoln, Inc.
Questar Los Alamitos, Inc.
Questar Lower Bucks, Inc.
Questar Naperville, Inc.
Questar Orlando, Inc.
Questar Quakertown, Inc.
Questar San Francisco, Inc.
Questar Tampa, Inc.
Questar Toledo, Inc.
Questar TriStates, Inc.
Questar Tucson, Inc.
Questar Victorville, Inc.
Radiology & Nuclear Medicine Imaging Partners, Inc.
Rocky Mountain OpenScan MRI, LLC
Tower Advanced MRI Ltd.
Tower OpenScan MRI, G. P.
Treasure Coast Imaging Partners, Inc.
Valley Imaging Partners, Inc.
WB&A Imaging Partners, Inc.